EXHIBIT 99.1

Joint Filer Information

Name of Joint Filer:	Argentia Private Investments Inc.

Address of Joint Filer:	c/o Public Sector Pension Investment Board
1250 René Lévesque Boulevard West, Suite 1400
Montréal, Québec H3B 65E9 Canada

Relationship of Joint Filer to Issuer:	10% Owner

Issuer Name and Ticker or Trading Symbol:	Noodles & Company [NDLS]

Date of Earliest Transaction Required to be Reported	5/11/2017
(Month/Day/Year):

Designated Filer:	Public Sector Pension Investment Board

Dated:  May 15, 2017

Signature:

Argentia Private Investments Inc.

By:	/s/ Michaël Hassan
	Name:	Michaël Hassan
	Title:	Assistant-Secretary

By:	/s/ Selin Bastin
	Name:	Selin Bastin
	Title:	Vice-President and Divisional General Counsel

Joint Filer Information

Name of Joint Filer:	François Dufresne

Address of Joint Filer:	c/o Noodles & Company 520 Zang Street, Suite D Broomfield, CO 80021

Relationship of Joint Filer to Issuer:	Director

Issuer Name and Ticker or Trading Symbol:	Noodles & Company [NDLS]

Date of Earliest Transaction Required to be Reported	5/11/2017
(Month/Day/Year):

Designated Filer:	Public Sector Pension Investment Board

Dated: May 15, 2017

Signature:

/s/ François Dufresne
Name: François Dufresne